Consent of PKF
                             Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Prospectus of PVAXX Corporation that is made a part of this Registration Statement (Amendment No. 5 filed on Form SB-2, dated January 10, 2002) and to inclusion therein of our report dated December 7, 2001, with respect to the financial statements of PVAXX Corporation, as of June 30, 2001 and June 30, 2000 and for the periods then ended.

Very truly yours,



PKF
Nottingham, UK
January 10, 2002